                                                                      EXHIBIT 20

                                                                          Page 1
VW CREDIT, INC. -- SERVICER
20-OCT-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE

TRANSACTION SUMMARY
-------------------
                                                                     From             To       Days
Current Interest Period                                             9/15/97        10/14/97     30

Series Allocation Percentage                                               100.00%

Initial Principal Balance                                          $375,000,000.00
Outstanding Principal Balance                                      $375,000,000.00
Principal Balance of Receivables for Determination Date            $355,139,660.74
Amount Invested in Receivables on Series Issuance Date             $375,000,000.00
Initial Invested Amount                                            $370,201,941.66
Invested Amount at the Beginning of Period                         $375,000,000.00
Invested Amount                                                    $300,331,129.38
Required Subordinated Amount                                        $55,341,577.93
Excess Funded Amount                                                $74,668,870.62

Available Subordinated Amount (previous period)                     $74,673,840.98
Incremental Subordinated Amount (previous period)                   $14,555,161.62



RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                             $1,875,000.00
Yield Supplement Account Beginning Balance                           $1,875,000.00
Yield Supplement Account Required Amount                             $1,875,000.00


Reserve Fund Initial Deposit                                         $1,875,000.00
Reserve Fund Required Amount                                         $1,875,000.00
Reserve Fund Beginning Balance                                       $1,875,000.00


Outstanding Carryover Amount - Beginning Balance                             $0.00
Yield Supplement Account Draw Amount                                         $0.00
Outstanding Carryover Amount - Ending Balance                                $0.00
Yield Supplement Account Balance - Ending Balance                    $1,875,000.00
Yield Supplement Account Required Deposit Amount                             $0.00


Reserve Fund Draw Amount                                                     $0.00
Reserve Fund Ending Balance                                          $1,875,000.00
Reserve Fund Required Deposit Amount                                         $0.00


1-month LIBOR Rate (annualized)                                         5.6562500%
Certificate Coupon (annualized)                                         5.8162500%
Prime Rate (annualized)                                                 8.5000000%
Servicing Fee Rate (annualized)                                             1.000%
Excess Spread                                                           1.9837500%


TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                            $426,915,864.18
Pool Balance at the Ending of Period                               $367,685,952.48
Average Aggregate Principal Balance                                $397,300,908.33


Aggregate Principal Collections                                    $244,209,916.79
New Principal Receivables                                          $184,980,005.09
Receivables Added for Additional Accounts                                    $0.00
Investor Default Amount                                                      $0.00
Net Losses                                                                   $0.00
Monthly Interest Accrued, but not Paid                                       $0.00
Ineligible Receivables                                                       $0.00
Ineligible Receivables in Prior Collection Period                            $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                   $0.00


MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                        $0.00
Spread Over Prime for Portfolio                                              0.30%
Weighted Average Interest Rate                                               8.80%

 PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
 --------------------------------------------------

  Net losses as a % of Avg. Receivables Balance (annualized)                 0.00%

  PORTFOLIO AND DEALERSHIP STATISTICS
  -----------------------------------

  Used Vehicle Receivables' Balance                                        $38,455,138.29
  Used Vehicle Percentage                                                  10.459%
  Used Vehicle Percentage During Last Collection Period                    8.563%
  Early Amortization Event?                                                NO
  Largest Dealer or Dealer Affiliation Balance                             $18,885,983.43
  Largest Dealer Percentage                                                4.424%


  Aggregate Principal Amount of Receivables of Dealers over 2%             $13,323,089.52
  Aggregate % Principal Amount of Receivables of Dealers over 2%           3.623%

  SUMMARY OF COLLECTIONS
  ----------------------

  Aggregate Amount of Collections                                          $247,528,321.80
  Aggregate Amount of Interest Collections                                 $3,318,405.01
  Investment Proceeds                                                      $0.00
  Aggregate Amount of Principal Collections                                $244,209,916.79
  Asset Receivables Rate                                                   7.547%
  Use Asset Receivables Rate?                                              NO
  Carryover Amount (this Distribution Date)                                N/A
  Total Carryover Amount                                                   N/A

  PAYMENT RATE INFORMATION
  ------------------------

  Monthly Payment Rate                                                     61.47%
  Previous Collection Period Monthly Payment Rate                          55.08%
  Monthly Payment Rate 3 months ago                                        58.14%
  3-month Average Payment Rate                                             58.23%
  12-month Minimum Payment Rate                                            55.08%
  Early Amortization Event?                                                NO



  ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
  ---------------------------------------------

  Extend Revolving Period?                                                 YES
  Last Day of Revolving Period                                             N/A
  Invested Amount as of Last Day of Revolving Period                       N/A
  Accumulation Period Length (months)                                      N/A
  First Accumulation Date                                                  TO BE DETERMINED
  Expected Final Payment Date                                              N/A
  Required Participation Percentage                                        4.00%
  Principal Funding Account Balance                                        $0.00
  Principal Payment Amount                                                 $0.00
  Controlled Deposit Amount                                                $0.00

  TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
  -----------------------------------------

  CERTIFICATEHOLDERS
  ------------------

  i.    Monthly Interest Distribution                                      $1,817,578.13
  ii.   Monthly Servicing Fee Distribution                                 $250,275.94
  iii.  Reserve Fund Deposit Amount Distribution                           $0.00
  iv.   Investor Default Amount Distribution                               $0.00
  v.    Outstanding Carryover Amount Distribution                          $0.00
  vi.   Yield Supplement Account Deposit Amount Distribution               $0.00
                                                                           -----
            Excess Servicing                                               $847,010.39

  Excess Servicing (Previous Period)                                       $565,032.20



  DEFICIENCY AMOUNT
  -----------------

  Deficiency Amount                                                        $0.0
  Draw Amount                                                              $0.0


VW CREDIT, INC. -- SERVICER                                             PAGE 2
     20-OCT-97

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------

                     COLLECTIONS                      ACCRUAL           DISTRIBUTION
                   -----------------             -------------------  ------------------
From:                     15-Sep-97
To:                       14-Oct-97
Days:                            29

    LIBOR RATE           5.6562500%
    (1 month)

SERIES #                  1         Active
VCI RATING:              N/A

              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                  SERIES                                                  EXCESS            REQUIRED
 SERIES            SERIES       ALLOCATION       INVESTED          SUBORDINATED           FUNDED          PARTICIPATION
 NUMBER             NAME        PERCENTAGE        AMOUNT              AMOUNT              AMOUNT           PERCENTAGE
 ------             ----        ----------        ------              ------              ------           ----------
        Trust                                 $300,331,129.38      $55,341,577.93      $74,668,870.62        N/A
       1 Series 1996-1            100.00%     $300,331,129.38      $55,341,577.93      $74,668,870.62       4.00%

       REQUIRED             OUTSTANDING
    PARTICIPATION           CERTIFICATE
        AMOUNT                BALANCE
        ------                -------

    $12,013,245.18
    $12,013,245.18            $375,000,000.00

VW CREDIT, INC. -- SERVICER                                            PAGE 3
20-OCT-97

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE
                              ---------------------



INITIAL AMOUNTS                                                       EXCESS SPREAD CALCULATION
---------------                                                       -------------------------
Initial Invested Amount                 $370,201,941.66               Weighted Average Rate Charged to Dealers                8.80%
Invested Amount                         $300,331,129.38               LIBOR                                                   5.66%
Controlled Accumulation Amount                    $0.00               Certificate Rate (LIBOR+16 b.p.)                        5.82%
Required Subordinated Amount             $55,341,577.93               Servicing Fee Rate                                      1.00%
Annualized Servicing Fee Rate                    1.00%                Investor Net Losses                                     0.00%
                                                                                                                              -----
First Controlled Accumulation Date        TO BE DETERMINED            Excess Spread                                           1.98%
Accumulation Period Length (months)        N/A
Expected Final Payment Date                N/A
Initial Settlement Date                      28-Mar-96
Required Participation Percentage                4.00%
Subordinated Percentage                         14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 REQUIRED              EXCESS
                                                   SERIES 1996-1             INVESTED          SUBORDINATED           FUNDING
PRINCIPAL RECEIVABLES                                  TOTAL                  AMOUNT              AMOUNT               AMOUNT
---------------------                                  -----                  ------              ------               ------
Series Allocation Percentage                          100.00%
Beginning Balance                                    $367,685,952.48         $375,000,000.00     $55,341,577.93     $74,668,870.62
  Floating Allocation Percentage                      87.84%                  87.84%
  Fixed Allocation Percentage                           N/A

Principal Collections                                $244,209,916.79         $244,209,916.79       N.A.                 N.A.
New Principal Receivables                            $184,980,005.09         $184,980,005.09       N.A.                 N.A.
Principal Default Amounts                                      $0.00                   $0.00       N.A.                 N.A.
Receivables Added for Additional Accounts                      $0.00                   $0.00       N.A.                 N.A.
Controlled Deposit Amount                                      $0.00                    N/A        N.A.                 N.A.
Principal Allocation Percentage
"Pool Factor"                                          81.12629773%

Ending Balance                                       $308,456,040.78         $315,770,088.30     $58,186,492.31     $59,229,911.70
  Floating Allocation Percentage                      83.89%                  85.88%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                                   $2,914,864.46
Recoveries on Receivables Written Off                          $0.00
Investment Income                                              $0.00


VW CREDIT, INC. -- SERVICER                                             Page 4
20-Oct-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                               Current              Previous
----------------------------------------                    -----------------    ------------------
Available Subordination Amount (Previous)                      $74,673,840.98        $76,849,274.41
  Required Subordination Draw Amount                           $         0.00                   N/A
  Reserve Fund Funds to Inv. Default Amount                    $         0.00                   N/A
  Excess Servicing (Previous Period)                           $   565,032.20        $   694,846.14
                                                               --------------
(a) Available Subordinated Amount?                             $75,238,873.18        $77,544,120.55

(b) Available Subordinated Amount?                             $42,904,447.05        $49,802,017.22

Available Subordinated Amount                                  $65,658,240.07        $74,673,840.98

Incremental Subordinated Amount                                $12,437,130.87        $14,555,161.62
  Overconcentration Amount                                     $13,323,089.52        $15,596,329.60

Beginning Reserve Fund Balance                                 $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Required Balance                                  $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Draw                                              $         0.00                   N/A
Reserve Fund Required Deposit                                  $         0.00                   N/A
Reserve Fund Deposit Amount                                    $         0.00                   N/A
Reserve Fund Release                                           $         0.00                   N/A
Ending Reserve Fund Balance                                    $ 1,875,000.00        $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                                 $ 3,318,405.01        $ 3,377,498.56
  Certificateholder Interest Collections                       $ 2,914,864.46        $ 2,732,445.42
  Subordinate Interest Collections                             $   430,168.53        $   468,939.94
Investment Income                                              $         0.00        $         0.00
Reserve Fund Balance                                           $ 1,875,000.00        $ 1,875,000.00
                                                               --------------
Total Interest  Available                                      $ 5,220,032.99        $ 5,076,385.36

Interest Shortfall                                             $         0.00                   N/A
Additional Interest                                            $         0.00                   N/A
Carry-over Amount                                              $         0.00                   N/A
Carry-over Shortfall                                           $         0.00                   N/A
Additional Carry-over Shortfall                                $         0.00                   N/A

Monthly Servicing Fee                                          $   331,084.09        $   371,017.82
Investor Monthly Servicing Fee                                 $   250,275.94        $   290,511.77